As filed with the Securities and Exchange Commission on December 5, 1996.


                           Registration No. 33-90532
  ____________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             _____________________


                  POST-EFFECTIVE AMENDMENT NUMBER ONE TO


                     REGISTRATION STATEMENT ON FORM S-1

                                     Under

                           THE SECURITIES ACT OF 1933
                             _____________________

                      SPATIALIZER AUDIO LABORATORIES, INC.

             (Exact name of registrant as specified in its charter)

           Delaware                        3698                    95-4484725
------------------------------    ---------------------------  ----------------
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
       incorporation or          Classification Code Number) Identification No.)
        organization)


                        20700 Ventura Boulevard, Suite 134
                       Woodland Hills, California  91364
                                 (818) 227-3370

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


          Steven D. Gershick,  Chief Executive Officer and President

                      Spatializer Audio Laboratories, Inc.
                       20700 Ventura Boulevard, Suite 134
                       Woodland Hills, California  91364
                                 (818) 227-3370

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             _____________________
                                   Copies to:
                             Margaret G. Graf, Esq.

                  Brand Farrar Dziubla Freilich & Kolstad, LLP
                      515 South Flower Street, Suite 3500
                       Los Angeles, California 90071-2201
                                 (213) 228-0288
                          Direct Dial: (213) 426-6260

                        CALCULATION OF REGISTRATION FEE




  Title of Each Class                            Proposed Maximum        Proposed Maximum     Amount of
  of Securities to be    Amount to be            Offering Price Per      Aggregate Offering   Registration
  Registered             Registered (1)          Share (2)               Price (2)            Fee (3)
  Common Stock, $.01
  par value per share          1,766,993         $2.90 (Cdn)               $5,124,279.70      $1,763
                                                                         (Cdn)
                                                 $2.06 (U.S.)
                                                                           $3,640,005.58
                                                                         (U.S.)





(1) This Registration Statement relates to the resale of 1,000,000 shares of Common Stock issued prior to the filing date hereof and the resale of up to 1,480,000 shares of Common Stock issuable on the exercise of currently outstanding Options and Warrants.

(2) Pursuant to Rule 457(c), the fee calculation is based on the average of the high and low prices of Registrant's Shares on the Vancouver Stock Exchange on March 10, 1995. Therefore, the fee is an estimate solely for the purposes of computing the registration fee. The amounts shown have been adjusted to U.S. dollars based on one Canadian dollar equals $.7110 U.S. dollars, the Federal Reserve rate shown in the Wall Street Journal for that date.


(3)      Previously paid.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective Amendment No. 1 to its Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Los Angeles, State of California on December 4, 1996.


                             SPATIALIZER AUDIO LABORATORIES, INC.



                             By: /s/    STEVEN D. GERSHICK
                                 ------------------------------------
                                 Name:  Steven D. Gershick
                                 Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                              Title                         Date
            ---------                              -----                         ----
                 *                        Director, Chairman of the        December 4, 1996
-------------------------------------     Executive Officer
Stephen W. Desper

/s/    STEVEN D. GERSHICK                 Director, President and Chief    December 4, 1996
-------------------------------------     Executive Officer
Steven D. Gershick

                 *                        Chief Financial Officer          December 4, 1996
-------------------------------------
Wendy M. Guerrero

                 *                        Director                         December 4, 1996
-------------------------------------
Carlo Civelli

                 *                        Director                         December 4, 1996
-------------------------------------
David Foster

                 *                        Director                         December 4, 1996
-------------------------------------
James D. Pace

                 *                        Director                         December 4, 1996
-------------------------------------
Jerold H. Rubenstein

                 *                        Director                         December 4, 1996
-------------------------------------
Gilbert N. Segel

*By:  /s/  STEVEN D. GERSHICK
    ---------------------------------
           Steven D. Gershick,
           Attorney-in-Fact